Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of February 15, 2017 (this “Amendment”), is entered into among Molina Healthcare, Inc., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and SunTrust Bank, in its capacity as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of June 12, 2015 (as amended by that certain First Amendment to Credit Agreement dated as of January 3, 2017 and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, without giving effect to the relief provided by this Amendment, the Borrower would be unable to comply with (a) the Consolidated Net Leverage Ratio for the Fiscal Quarter ended December 31, 2016 pursuant to Section 6.1 of the Credit Agreement and (b) the Consolidated Interest Coverage Ratio for the Fiscal Quarter ended December 31, 2016 pursuant to Section 6.2 of the Credit Agreement, which non-compliance would constitute Events of Default under Section 8.1(d) of the Credit Agreement (the “Fourth Quarter 2016 Events of Default”); and
WHEREAS, the Borrower has requested, and the Required Lenders have agreed, to (a) waive the Fourth Quarter 2016 Events of Default and (b) amend the Credit Agreement as set forth herein.
NOW, THEREFORE, in consideration of the agreements contained herein and in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Waiver. The Required Lenders hereby waive the Fourth Quarter 2016 Events of Default. The foregoing waiver is a one-time waiver and applies only to the Fourth Quarter 2016 Events of Default and shall not relieve the Borrower of its obligations under Sections 6.1 and 6.2 of the Credit Agreement.

2.    Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)     Section 1.1 of the Credit Agreement is hereby amended by inserting the following new defined terms in proper alphabetical sequence therein:

“ACA” shall mean both the Patient Protection and Affordable Care Act of 2010 and the Health Care and Education Affordability Reconciliation Act of 2010.

“ACA Adjustment” shall mean for any period in the table below an amount equal to the sum of (a) the amount of Risk Corridor Payments owed to, but not received by, the Borrower or any of its Restricted Subsidiaries as reflected in the table below; provided, that such amounts shall be reduced pro rata by the amount of any Risk Corridor Payments received by the Borrower or any of its Restricted Subsidiaries on or after January 1, 2017 that relate to any period in the table below; plus (b) the difference between (i) the amount of actual Risk Adjustment Payments made or accrued by the Borrower and its Restricted Subsidiaries in each period as reflected in the table below and

(ii) the amount of Risk Adjustment Payments that would have been due by the Borrower and its Restricted Subsidiaries in each period set forth in the table below under the 2018 proposed payment parameters and provisions related to the risk adjustment program; plus (c) (i) the amount of case management costs included in determining the Borrower’s or any of its Restricted Subsidiaries’ medical loss ratio in the State of New Mexico as reflected in the table below, and (ii) the amount of other medical services costs included in determining the Borrower’s or any of its Restricted Subsidiary’s medical loss ratio in the State of New Mexico as reflected in the table below where the encounter documentation associated with such costs have not been processed or accepted into the State of New Mexico’s Medicaid encounters database; provided, that such amount shall be reduced by the amount of previously excluded case management costs and medical services costs that are allowed by the State of New Mexico to be included in the calculation of such medical loss ratio after the date hereof. It is acknowledged and agreed that the ACA Adjustment shall be included for purposes of calculating the financial covenants for the Fiscal Quarter ended December 31, 2016.

	Fiscal Quarter Ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	Total
Risk Corridor Payment Claims	$0	$0	$28,000,000	$62,000,000	$90,000,000
Risk Adjustment Payment Add Back	$9,500,000	$21,500,000	$21,500,000	$21,000,000	$73,500,000
NM Case Management Costs and Other Medical Services Costs	$0	$0	$0	$45,000,000	$45,000,000
Total:	$9,500,000	$21,500,000	$49,500,000	$128,000,000	$208,500,000

“Risk Corridor Payments” shall mean payments owed to (or owed by) participating insurers under the ACA’s risk corridor program based on the variance of each qualified health plan’s actual claims from such qualified health plan’s target amount.

(b)    The definition of “Consolidated Adjusted EBITDA” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Consolidated Adjusted EBITDA” shall mean, for the Borrower and its Restricted Subsidiaries for any period, determined on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, without duplication, (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period (other than any income tax, including any portion of the Health Insurance Providers Fee imposed by Section 9010 of the ACA, which is subject to indemnification or reimbursement from any Person other than the Borrower or any of its Restricted Subsidiaries), (iii) depreciation and amortization for such period, (iv) non-cash charges associated with stock-based compensation expenses pursuant to the financial reporting guidance of the Financial Accounting Standards Board concerning stock-based compensation as in effect from time to time, (v) any costs and synergies directly attributable to any Permitted Acquisition that occurred during such period (calculated on a basis that is consistent with Regulation S-X under the Securities Act of 1933) which are reflective of actual or reasonably anticipated and factually supportable synergies and cost savings expected to be realized or achieved in the twelve months following such Permitted Acquisition; provided, however, that for purposes of calculating Consolidated Adjusted EBITDA for any period, any such adjustments made pursuant to this clause (v) shall not increase Consolidated

Adjusted EBITDA by more than 20% of Consolidated Adjusted EBITDA for such period as calculated before giving effect to any such adjustments, and (vi) other extraordinary or non-recurring non-cash expenses (including any expenses as a result of any premium deficiency reserve, goodwill impairment or impairment of intangible assets) plus (c) the ACA Adjustment for such period; provided, however, that for purposes of calculating Consolidated Adjusted EBITDA for any period, any such adjustments made pursuant to this clause (c) shall not exceed $170 million less (i) the amount of any payments described in clause (a) of the definition of ACA Adjustments and (ii) the amount of any allowable costs described in clause (c) of the definition of ACA Adjustments minus (d) to the extent added in Consolidated Net Income, any extraordinary or non-recurring non-cash income (including as a result of any premium deficiency reserve related to any health plan operated by the Borrower or any of its Restricted Subsidiaries). For purposes of clarification, no Risk Corridor Payments received by the Borrower or any of its Restricted Subsidiaries shall be included in the calculation of Consolidated Adjusted EBITDA other than to the extent set forth in the definition of ACA Adjustments.

3.    Effectiveness; Conditions Precedent. This Amendment shall be effective as of the date on which all of the conditions set forth in this Section 3 have been satisfied:

(a)    receipt by the Administrative Agent of this Amendment, duly executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent; and

(b)    the Borrower shall have paid to the Administrative Agent, for the account of each Lender that approves this Amendment, a fee of 10 basis points (0.10%) on the amount of the Revolving Commitment of such Lender.
4.    Amendment is a “Loan Document”. This Amendment shall be deemed to be, and is, a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

5.    Representations and Warranties; No Default. Each Loan Party hereby represents and warrants to the Administrative Agent, each Lender, the Swingline Lender and the Issuing Bank that, immediately after giving effect to this Amendment, (a) the representations and warranties of each Loan Party contained in the Credit Agreement, any other Loan Document, or any document furnished at any time under or in connection with the Credit Agreement or any other Loan Document, are true and correct in all material respects (other than any representation and warranty that is expressly qualified by materiality, in which case such representation and warranty is true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (other than any representation and warranty that is expressly qualified by materiality, in which case such representation and warranty is true and correct in all respects) as of such earlier date and (b) no Default or Event of Default exists.

6.    Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents (as amended by this Amendment) and (c) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents (except to the extent such obligations are modified pursuant to this Amendment).

7.    No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

8.    Counterparts; Delivery. This Amendment may be executed in counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or by any other electronic imaging means (including .pdf), shall be effective as delivery of a manually executed counterpart of this Amendment.

9.    Fees and Expenses. The Borrower agrees to pay all reasonable out-of-pocket fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC, counsel to the Administrative Agent.

10.    Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	MOLINA HEALTHCARE, INC.,
a Delaware corporation

By:
Name: John C. Molina
Title: Chief Financial Officer

GUARANTORS:	MOLINA INFORMATION SYSTEMS, LLC,
a California limited liability company

By:
Name: John C. Molina
Title: Chief Financial Officer
MOLINA PATHWAYS LLC,
a Delaware limited liability company

By:
Name: John C. Molina
Title: Chief Financial Officer
PATHWAYS HEALTH AND COMMUNITY SUPPORT LLC,
a Delaware limited liability company

By:
Name: Joseph W. White
Title: Vice President

MOLINA HEALTHCARE, INC.
SECOND AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE	SUNTRUST BANK,

AGENT:	as Administrative Agent

By:
Name: Philip VanFossan
Title: Vice President

LENDERS:	SUNTRUST BANK,
as Issuing Bank, as Swingline Lender and as a Lender

By:
Name: Philip VanFossan
Title: Vice President

BANK OF AMERICA, N.A.

By:
Name: Yinghua Zhang
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION.

By:
Name: Tim Gannon
Title: Managing Director

BOKF, N.A dba BANK OF ALBUQUERQUE

By:
Name:
Title:

EAST WEST BANK

By:
Name:
Title:

MUFG UNION BANK, N.A.

By:
Name:
Title:

UBS AG, STAMFORD BRANCH

By:
Name:
Title:

[Signature pages continue]

MOLINA HEALTHCARE, INC.
SECOND AMENDMENT TO CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

BARCLAYS BANK PLC

By:
Name: Jake Lam
Title: Assistant Vice President

JPMORGAN CHASE BANK, N.A.

By:
Name: Danielle D. Babine
Title: Vice President

MORGAN STANLEY SENIOR FUNDING, INC.

By:
Name: Cindy Tse
Title: Authorized Signatory

MOLINA HEALTHCARE, INC.
SECOND AMENDMENT TO CREDIT AGREEMENT